UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2009

SBARRO, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

333-142081	11-2501939
(Commission File Number)	(IRS Employer Identification No.)

401 Broad Hollow Road, Melville, New York	11747-4714
(Address of Principal Executive Offices)	(Zip Code)

(631) 715-4100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2009, Daniel G. Montgomery, age 44, was appointed as Vice President and Chief Financial Officer of Sbarro, Inc. (the “Company”) and its parent, MidOcean SBR Holdings, LLC (“Parent”), replacing Anthony J. Puglisi who will be leaving the Company upon mutual agreement to pursue other interests. In this capacity, Mr. Montgomery will serve as the Company’s and Parent’s principal financial and principal accounting officer. On the same date as his appointment, the Company and Parent entered into an employment agreement with Mr. Montgomery (the “Employment Agreement”). The Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Prior to joining the Company and Parent, Mr. Montgomery most recently served as a Managing Director of Skyworks Capital, LLC, an aviation advisory and investment banking firm, from 2008 to the present. From 2006 to 2008, Mr. Montgomery served as a Partner and Director of the Aviation, Aerospace and Defense Group and the Corporate Finance Group of Oliver Wyman Group/Mercer Management Consulting, an international management consulting firm. From 2003 to 2006, Mr. Montgomery worked as a Senior Director at Kroll Zolfo Cooper Financial Consulting, the North American corporate advisory and restructuring division of Kroll, a risk consulting company. From 2002 to 2003, Mr. Montgomery held the position of Executive Director of the Air Transportation Stabilization Board, an office of the United States Department of the Treasury, which was created to assist US airlines in the wake of the September 11, 2001 attacks. From 2001 to 2002, Mr. Montgomery worked for Nationsbanc and its successor Bank of America Securities in Corporate Banking and also in the Syndicated Debt Markets division. Mr. Montgomery earned an MBA in Finance from the University of Texas and a BSBA in Finance from Georgetown University.

Mr. Puglisi’s employment with the Company and Parent will officially terminate on February 12, 2009 and Mr. Puglisi will be entitled to certain severance payments and benefits pursuant to Section 5.4(b) of his existing Employment Agreement by and among Parent, the Company and Mr. Puglisi dated January 31, 2007 which was previously disclosed in the Company’s Form S-4 Registration Statement (File No. 333-142081). Additionally, pursuant to the terms of a cooperation letter agreement by and among Parent, the Company and Mr. Puglisi dated January 12, 2009 (the “Cooperation Agreement”), Mr. Puglisi has agreed to provide certain transitional services to the Company, as an independent contractor, after his official departure date until April 15, 2009 to assist in the Company’s year end audit and the preparation of the Company’s annual report for 2008. In consideration for such services, the Company will pay Mr. Puglisi an aggregate amount of $93,333, reimburse Mr. Puglisi for any reasonably incurred expenses, and provide Mr. Puglisi with continued medical coverage during such period. The Cooperation Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Montgomery Employment Agreement Summary

Pursuant to the terms of an employment agreement, Mr. Montgomery will receive an initial annual base salary of $350,000, which may be increased from time to time at the sole discretion of the Company’s board of directors, as well as various other customary perquisites and benefits. Mr. Montgomery will also be eligible to receive an annual bonus from the Company pursuant to such annual bonus plans as may be adopted by the Company’s board of directors for executive officers of the Company. Additionally, after six (6) months, Mr. Montgomery will be eligible to participate in the equity sharing plan currently in effect for other senior executive officers of the Company. Eligibility and extent of participation in such plan will be at the sole discretion of the Company’s chief executive officer.

The initial term of the employment agreement is one (1) year, and it renews automatically for successive one-year periods beginning January 12, 2010, unless either party provides at least ninety (90) days’ advance written notice of a decision not to renew. Upon Mr. Montgomery’s death or termination of his employment due to disability or incapacity, neither Mr. Montgomery nor his estate shall have any rights to receive compensation under the Employment Agreement other than: (i) base salary earned and accrued under the Employment Agreement prior to termination, (ii) continuation of base salary for a period of twelve (12) months (subject to deductions for disability payments received from the Company or from insurance paid for by the Company), (iii) any then earned but unpaid annual bonus for the year prior to termination and a pro rata bonus for the year in which termination occurs, (iv) accrued benefits, and (v) reimbursement for business expenses properly incurred prior to termination. Upon termination of Mr. Montgomery’s employment by the Company for “Cause” or by Mr. Montgomery without “Good Reason,” Mr. Montgomery shall have the same rights described above, except that Mr. Montgomery shall not be entitled to continuation of base salary. Upon termination by the Company without “Cause” or by Mr. Montgomery for “Good Reason,” Mr. Montgomery shall have the same rights described above, except that Mr. Montgomery shall be entitled to continuation of base salary and medical benefits (at the Company’s expense) for a period of twelve (12) months.

During the term of employment and for one (1) year thereafter, Mr. Montgomery has agreed not to compete with the Company. In addition, during the term of employment and for one (1) year thereafter, Mr. Montgomery has agreed not to: (i) solicit, induce or attempt to induce any other person or entity having any continuing or periodic contractual or non-contractual relationship with Parent and any of its direct or indirect subsidiaries and joint venture operations, and their respective successors and permitted assigns (the “Sbarro Group”) to terminate, reduce or materially alter their relationship with, or otherwise cease negotiations and/or business activity with the Sbarro Group; (ii) solicit, divert or take away, or attempt to divert or take away the business or patronage of any persons who had a contractual or non-contractual relationship with any member of the Sbarro Group or with whom any member of the Sbarro Group was actively involved in negotiating any such relationship within six (6) months of termination of Mr. Montgomery’s employment; or (iii) directly or indirectly induce or attempt to induce to leave the employ of any member of the Sbarro Group, or solicit, employ, hire, or engage, or attempt to employ, hire, or engage, any person who is employed by any member of the Sbarro Group at any time within one (1) year prior to Mr. Montgomery’s termination.

The foregoing is a summary of the material terms of the Employment Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01	Other Events

On January 14, 2009, the Company issued a press release announcing the management change as described above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement dated January 12, 2009 by and among MidOcean SBR Holdings, LLC, Sbarro, Inc. and Daniel G. Montgomery.

10.2	Cooperation Letter Agreement dated January 12, 2009 by and among MidOcean SBR Holdings, LLC, Sbarro, Inc. and Anthony J. Puglisi.

99.1	Press Release of Sbarro, Inc., dated January 14, 2009.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on January 14, 2009.

SBARRO, INC.

/s/ Stuart Steinberg
By:	Stuart Steinberg
Its:	General Counsel and Secretary